UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1

TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 27, 2004

Date of earliest event reported: February 13, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Exhibit Index on Page 5.

INFORMATION INCLUDED IN THIS REPORT

This Amendment No. 1 hereby amends the Current Report on Form 8-K filed on March 1, 2004 by Sonic Solutions (“Sonic”) relating to its acquisition of InterActual Technologies, Inc. (“InterActual”) to include the required financial information of InterActual and pro forma financial information of Sonic.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 2004, Sonic completed the acquisition for a total purchase price of $8.8 million in cash. The acquisition was accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic with and into InterActual, with InterActual surviving the merger as a wholly-owned subsidiary of Sonic.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS: The following documents are filed as exhibits to this report:

Exhibit	Description

23.1	Independent Auditor’s Consent.

99.1**	Agreement and Plan of Reorganization.

99.2*	Sonic Solutions Press Release, dated February 2, 2004.

99.3**	Sonic Solutions Press Release, dated February 19, 2004.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 3, 2004.

**	Incorporated by reference to exhibits to Current Report on Form 8-K filed on March 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Sonic Solutions, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Novato, State of California, on the 28th day of April, 2004.

SONIC SOLUTIONS

Signature	Date

/s/ Robert J. Doris Robert J. Doris President and Director (Principal Executive Officer)	April 28, 2004

/s/ A. Clay Leighton A. Clay Leighton Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer (Principal Financial Accounting Officer)	April 28, 2004

EXHIBIT INDEX

Exhibit	Description

23.1	Independent Auditor’s Consent.

99.1**	Agreement and Plan of Reorganization.

99.2*	Sonic Solutions Press Release, dated February 2, 2004.

99.3**	Sonic Solutions Press Release, dated February 19, 2004.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 3, 2004.

**	Incorporated by reference to exhibits to Current Report on Form 8-K filed on March 1, 2004.

(a)	Financial Statements of InterActual Technologies, Inc.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

InterActual Technologies, Inc.:

We have audited the accompanying balance sheet of InterActual Technologies, Inc. (the Company) as of December 31, 2003, and the related statements of operations, shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

San Francisco, California

April 23, 2004

INTERACTUAL TECHNOLOGIES, INC.

BALANCE SHEET

(in thousands, except share amounts)

December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$635
Accounts receivable, net of allowance of $127 at December 31, 2003	615
Prepaid expenses and other current assets	67

Total current assets	1,317
Property and equipment, net	148
Intangibles, net	210

Total assets	$1,675

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$961
Accrued liabilities	408
Affiliates payable	163
Settlement note payable	325
Deferred revenue	2,208
Current portion of capital lease obligations	62

Total current liabilities	4,127
Settlement note payable, less current portion	175
Capital lease obligations, less current portion	80

Total liabilities	4,382

Shareholders’ Deficit
Convertible preferred stock:
Series A; no par value; 2,476,350 shares authorized: 2,138,850 shares issued and outstanding at December 31, 2003; aggregate liquidation value of $158	192
Series B; no par value; 1,437,500 shares authorized: 1,437,500 shares issued and outstanding at December 31, 2003; aggregate liquidation value of $1,725	1,664
Series C; no par value; 3,000,000 shares authorized: 2,659,012 shares issued and outstanding at December 31, 2003; aggregate liquidation value of $3,457	3,388
Common stock; no par value; 50,000,000 shares authorized; 11,155,075 shares issued and outstanding at December 31, 2003	371
Deferred stock-based compensation	(35)
Accumulated deficit	(8,287)

Total shareholders’ deficit	(2,707)

Total liabilities and shareholders’ deficit	$1,675

See accompanying notes to financial statements

INTERACTUAL TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

December 31, 2003
Net revenue	$3,569
Cost of revenue	141

Gross profit	3,428

Operating expenses:
Marketing and sales	1,741
Research and development	871
General and administrative	782
Litigation settlement	697

Total operating expenses	4,091

Operating loss	(663)
Other income	79

Loss before income taxes	(584)
Provision for income taxes	1

Net loss	$(585)

Basic and diluted net loss per share	$(0.05)

Weighted average shares used in computing per share amounts	11,155

See accompanying notes to financial statements

INTERACTUAL TECHNOLOGIES, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIT

(in thousands)

	Series A Preferred stock		Series B Preferred stock		Series C Preferred stock		Common stock		Deferred Stock Based Compensation	Accumulated deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances at December 31, 2002	2,139	$192	1,438	$1,664	2,659	$3,388	10,619	$344	$(35)	$(7,702)	$(2,149)
Issuance of common stock	—	—	—	—	—	—	536	27	—	—	27
Net loss	—	—	—	—	—	—	—	—	—	(585)	(585)

Balances at December 31, 2003	2,139	$192	1,438	$1,664	2,659	$3,388	11,155	$371	$(35)	$(8,287)	$(2,707)

See accompanying notes to financial statements

INTERACTUAL TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

December 31, 2003
Cash flows from operating activities:
Net loss	$(585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	131
Provision for doubtful accounts	68
Changes in operating assets and liabilities:
Accounts receivable	35
Prepaid expenses and other current assets	(15)
Accounts payable and accrued liabilities	655
Deferred revenue	255

Net cash provided by operating activities	544

Cash flows from investing activities:
Purchase of fixed assets	(184)

Net cash used in investing activities	(184)

Cash flows from financing activities:
Proceeds from issuance of common stock	27
Payments of capital lease obligations	50

Net cash provided by financing activities	77

Net increase in cash and cash equivalents	437
Cash and cash equivalents, beginning of year	198

Cash and cash equivalents, end of year	$635

Supplemental disclosure of cash flow information:
Interest paid during year	$19

Income taxes paid during year	$1

See accompanying notes to financial statements

INTERACTUAL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

(A)	Operations

InterActual Technologies, Inc. (“we”, “InterActual” or the “Company”) was incorporated in California on January 26, 1995, to focus exclusively on digital video software technology. The Company has developed a solution that integrates DVD-ROM content with DVD movie titles, which enables users to control and display both traditional Web pages and DVD video. The Company is headquartered in San Jose, California.

(B)	Use of Estimates and Certain Concentrations

We prepare our financial statements in conformity with U.S. generally accepted accounting principles. These accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Our management is also required to make certain judgments that affect the reported amounts of revenues and expense during the reporting period. We periodically evaluate our estimates including those relating to revenue recognition, the allowance for doubtful accounts, capitalized software, and other contingencies. We base our estimates on historical experience and various other assumptions that we believe to be reasonable based on the specific circumstances, the results of which form the basis for making judgments about the carrying value of certain assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

(C)	Revenue Recognition

We generate revenue from licensing the rights to use our Web-enabling software products to film production studios and DVD manufacturers. The Company also generates revenues from postcontract customer support services and a variety of DVD production services for customers who license its products.

Effective January 1, 1998, the Company adopted SOP 97-2, Software Revenue Recognition. Under SOP 97-2, revenue from product sales is recognized when evidence of the arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. SOP 97-2 stipulates that revenue recognized from multiple element arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, postcontract customer support, installation, or training. Under SOP 97-2, the determination of fair value is based on objective evidence which is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.

Our sales arrangements involve the Company embedding our Web-enabling software on DVD movie titles and generally include a software license, postcontract customer support and optional DVD production services as elements under these arrangements. The Company’s sales arrangements to movie studios and DVD manufacturers consist of either the customer paying license fees on a per title basis or paying a flat fee for unlimited titles for a specified period of time. License fee revenues are recognized by the Company over the remaining postcontract customer support term associated with the license, assuming collectibility of the resulting receivable is probable, evidence of an arrangement exists, and the fee is fixed or determinable. Revenues from DVD production services are recognized over the remaining postcontract customer support term or upon shipment in the absence of such support, assuming collectibility of the resulting receivable is probable, evidence of an arrangement exists, and the fee is fixed or determinable.

(D)	Cash and cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(E)	Fixed Assets

Fixed assets consist of furniture and equipment and are recorded at cost less accumulated depreciation. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the respective assets which are generally three to five years. Equipment held under capital leases is amortized over the shorter of the lease term or the estimated useful life of the asset.

(F)	Software Development Costs

Capitalization of computer software development costs, when material, begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. To date, software development costs incurred between completion of a working prototype and general availability of the related product have not been material.

(G)	Income Taxes

We account for income taxes under the asset and liability method of accounting. Under the asset and liability method, deferred tax assets and liabilities are recognized based on the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(H)	Impairment of long-lived assets

We evaluate long-lived assets, including intangible assets other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. We do not have any long-lived assets which we considered to be impaired as of the year ended December 31, 2003.

(I)	Basic and diluted net loss per share

The following table sets forth the computations of shares and loss per share, applicable to common shareholders used in the calculation of basic and diluted net loss per share for the year ended December 31, 2003 (in thousands, except per share data), respectively:

Net loss	$(585)

Basic and diluted net loss per share	$(0.05)

Weighted average number of common shares outstanding	11,155

We exclude all potentially dilutive securities from our diluted net loss per share computation when their effect would be anti-dilutive. The following common stock equivalents were excluded from the earnings per share computation, as their inclusion would have been anti-dilutive (in thousands), respectively

Stock options, warrants and convertible preferred stock excluded due to net loss for the year	10,456

(J)	Concentrations of Risk

Financial instruments which potentially subject our Company to concentrations of credit risk are trade receivables. Management believes that any risk of credit loss is significantly reduced due to the size and limited number of the studios to which we sell. We maintain an allowance for doubtful accounts to provide against potential credit losses.

Cash equivalents consist of short-term, highly-liquid investments with original maturities of three months or less and are stated at cost which approximates market value. Cash equivalents consist of money market funds. As of December 31, 2003 approximately $610,000 was invested in money market funds with one institution.

(K)	Liquidity

In prior fiscal years we had incurred significant losses and negative cash flows from operations. As of December 31, 2003, we have an accumulated deficit of $8,287,000 and negative working capital of $2,810,000. We have primarily funded operations through the issuance of convertible preferred stock.

On February 13, 2004, we were acquired by Sonic Solutions (“Sonic”) for a total purchase price of $8.8 million in cash. See Note 9 of the Notes to Financial Statements.

(L)	Stock-Based Compensation

We have accounted for the effect of our stock based compensation plans under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. We have elected to adopt only the disclosure based requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation” and as such have disclosed the pro forma effects on net loss and net loss per share data as if we had elected to use the fair value approach to account for all of our employee stock-based compensation plans.

Had compensation cost for our plans been determined in accordance with the fair value approach enumerated in SFAS No. 123, our net loss and net loss per share for the year ended December 31, 2003 would have been adjusted as indicated below (in thousands, except per share data):

Net loss as reported	$(585)
Deduct: Stock based employee compensation expense determined under the Fair Value based method for all awards, net of related tax effects	10

Pro forma net loss	$(595)

Reported basic and diluted net loss per share	$(0.05)

Pro forma basic and diluted net loss per share	$(0.05)

The fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants in 2003; risk-free interest rate of 6.0%; expected life of 5 years; 0.0% expected volatility; and no dividends.

The Company accounts for options and warrants issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” The Company uses the Black-Scholes option pricing model to value options granted to nonemployees. The related expense is recorded over the period in which the related services are received.

(2)	PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands) at December 31, 2003:

Computer equipment	$462
Office furniture and equipment	196

658
Less accumulated depreciation and amortization	(510)

$148

(3)	INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands) at December 31, 2003:

Patents	$304

304
Less accumulated amortization	(94)

$210

Expected future amortization expense on this balance will be approximately $44,000 for each of the years ending December 31, 2004, 2005 and 2006, approximately $40,000 for the year ending December 31, 2007 and approximately $24,000 for the year ending December 31, 2008.

(4)	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities as of December 31, 2003 consisted of (in thousands):

Accounts payable	$961
Accrued payroll and benefits	125
Other accrued expenses	283

$1,369

(5)	AFFILIATES PAYABLE

Affiliates payable includes amounts due to two of our founders and related family members for expenses not yet reimbursed. The amount includes expenses for various purchases, travel and entertainment and other reimbursable business related expenses. These amounts were subsequently paid after the acquisition of InterActual by Sonic Solutions was completed. See Note 9 of the Notes to Financial Statements.

(6)	SHAREHOLDERS’ EQUITY

(a)	Series A, B and C Convertible Preferred Stock

The rights, preferences, and privileges of the holders of Series A convertible preferred stock, the Series B convertible preferred stock and the Series C convertible preferred stock are as follows:

•	Dividends are noncumulative and payable upon declaration by InterActual’s Board of Directors at a rate of $0.00592, $0.096 and $0.104 for Series A, B and C, respectively, per share annually.

•	Holders of Series A, B and C preferred stock have a liquidation preference amount equal to the purchase price of the Series A, B and C preferred stock, respectively, plus any declared but unpaid dividends.

•	Each share of Series A, B and C preferred stock is convertible at any time into one share of common stock at the option of the holder. Each share of preferred stock automatically converts into one share of common stock upon the closing of the sale of InterActual’s common stock in a public offering in which the net cash proceeds exceed $20,000,000 and the offering price equals or exceeds $6.00 per share, or with respect to each series of preferred stock, upon consent of more than 50% of the outstanding shares of such series of preferred stock.

•	Each share of Series A, B and C preferred stock has voting rights equal to common stock on an “as if converted” basis.

•	There are antidilution provisions for holders of Series A, B and C convertible preferred stock that protect preferred stock investors’ ownership interest from dilution.

(b)	Warrants

There are 83,333 shares of InterActual’s common stock reserved and authorized for issuance upon the exercise of an outstanding warrant to purchase common stock. There are also 337,500 shares of InterActual’s Series A convertible preferred stock reserved and authorized for issuance upon the exercise of an outstanding warrant to purchase Series A convertible preferred stock. These warrants were converted prior to the acquisition of InterActual by Sonic, see Note 9 of the Notes to Financial Statements.

(c)	Stock Options

InterActual’s 1999 Stock Plan (the 1999 Plan) provides for the issuance of up to 2,000,000 shares of the Company’s common stock to directors, employees, and consultants of InterActual. The exercise price for incentive stock options is at least 100% of the fair market value on the date of grant for employees owning less than 10% of the voting power of all classes of stock and at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock and at least 85% for employees owning less than 10% of the voting power of all classes of stock. Options generally expire in 10 years. However, the term may be limited to 5 years if the optionee owns stock representing more than 10% of InterActual. Options are immediately exercisable, but shares so purchased vest ratably over periods determined by InterActual’s Board of Directors, generally 4 years (25% one year after the grant date and at a rate of 1/48 per month thereafter). Upon termination of employment, unvested shares may be repurchased by InterActual for the original purchase price.

InterActual’s 2000 Stock Plan (the 2000 Plan) provides for the issuance of up to 2,000,000 shares of InterActual’s common stock to directors, employees and consultants of InterActual. The terms and conditions of the 2000 Plan are substantially similar to those of the 1999 Plan.

An aggregate of 1,385,810 shares of InterActual’s common stock are reserved and authorized for issuance upon the exercise of stock options granted outside of the 1999 Plan and the 2000 Plan.

A summary of InterActual’s option plans is presented below for the year ended December 31, 2003:

	Options	Weighted Average Exercise Price
Outstanding at beginning of year	3,808,810	$0.0566
Granted	470,000	0.0500
Exercised	0
Forfeited	(480,000)	0.0625

Outstanding at end of year	3,798,810	0.0558

Options exercisable at year end	3,798,810	0.0558
Fair value of options granted during the year	$6,016	$0.0500

The following table summarizes information about stock options outstanding at December 31, 2003.

		Options Outstanding		Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Exercise Price
From $0.0500 to $0.0579	3,733,810	7.78	$0.0518	3,733,810	$0.0518
From $0.2500 to $0.2500	15,000	6.19	$0.2500	15,000	$0.2500
From $0.3000 to $0.3000	50,000	7.15	$0.3000	50,000	$0.3000

From $0.0500 to $0.3000	3,798,810	7.64	$0.0558	3,798,810	$0.0558

(7)	INCOME TAXES

Income tax expense for the year ended December 31, 2003 consists of:

	Current	Deferred	Total
US federal	$—	—	—
State and local	1	—	1
Foreign	—	—	—

	$1	—	1

The differences between income taxes computed using the statutory federal income tax rate of 34% and that shown in the statements of operations are summarized as follows (in thousands):

2003
Computed tax at statutory rate	$(199)
State taxes, net of federal benefit	—
Other	19
Change in valuation allowance	181

$1

The components of deferred taxes are as follows (in thousands):

2003
Deferred tax assets:
U.S. net operating loss carryforwards	$2,201
Tax credit carryforwards	563

2003
Other	100

Subtotal	2,864

Less valuation allowance	(2,864)

Total deferred tax assets, net of valuation allowance	—

Due to uncertainty surrounding the realization of the favorable tax attributes in the future returns, we have established a valuation allowance against our otherwise recognizable net deferred tax assets.

At December 31, 2003, we had net operating loss carryforwards available to offset future taxable income of approximately $5,500,000 and $3,600,000 for Federal and California tax purposes, respectively. These carryforwards will begin to expire in 2011 for Federal and 2006 for California purposes, if not utilized before those dates. At December 31, 2003, we had approximately $322,000 of Federal and $240,000 of state credit carryforwards available to offset future taxable income. The Federal credits begin to expire in 2020, if not utilized.

Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amounts of net operating losses that we may utilized in any year include, but are not limited to, a cumulative ownership change of more than 50% as defined over a three-year period.

(8)	COMMITMENTS AND CONTINGENCIES

(a)	Leases

We lease certain facilities and equipment under noncancelable operating leases. Future payments under operating leases that have initial remaining noncancelable lease terms in excess of one year are as follows (in thousands):

	Operating Leases	Capital Leases
2004	$168	$62
2005	119	55
2006	0	23
2007	0	2

Total minimum lease payments	$287	$142

Rent expense under operating leases for the year ended December 31, 2003 was approximately $169,000.

(b) Other

We from time to time are subject to routine claims and litigation incidental to our business. We believe that the results of these matters will not have a material adverse effect on our financial condition and results of operations.

(c)	Litigation Settlement

We had been a defendant in a lawsuit entitled Trust Licensing, LLC and Leigh Rothschild v. InterActual Technologies, Inc. in the United States District Court for the Southern District of Florida (Civil Action No. 03-20672) in which we had been charged with patent infringement and other wrongdoing. As a result of Court-sponsored mediation, InterActual and the plaintiffs executed an agreement settling the matter on January 28, 2004. Pursuant to the settlement, we agreed to pay a total of $500,000. The $500,000 is to be paid as follows (a)

$225,000 immediately; (b) $100,000 within 12 months pursuant to a promissory note; (c) $100,000 within 24 months pursuant to a promissory note; and (d) $75,000 within 36 months pursuant to a promissory note.

We understand that, after learning of the acquisition of InterActual by Sonic, the plaintiffs in this matter intend to ask the Court to set aside the settlement. We do not believe the plaintiffs have any reasonable basis for setting aside the settlement agreement.

(9)	SUBSEQUENT EVENT

On February 13, 2004, we were acquired by Sonic for a total purchase price of $8.8 million in cash. The purchase price was determined by negotiation between the parties. The acquisition was accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic with and into InterActual, with InterActual surviving the merger as a wholly-owned subsidiary of Sonic.

(b)	Pro Forma Financial Information

On January 31, 2004, Sonic Solutions (“Sonic”) entered into an Agreement and Plan of Reorganization with InterActual Technologies, Inc. (“InterActual”) to acquire InterActual for a total purchase price of $8.8 million in cash. The purchase price was determined by negotiation between the parties. The acquisition was accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic with and into InterActual, with InterActual surviving the merger as a wholly-owned subsidiary of Sonic. The acquisition was completed on February 13, 2004. The funds used by Sonic in connection with the purchase price were from Sonic’s working capital.

The unaudited pro forma condensed combined balance sheet as of December 31, 2003 presents the financial position of Sonic assuming the acquisition had occurred on December 31, 2003. All material adjustments to reflect the acquisition are set forth in the column “Pro Forma Adjustments.” The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2003 and the year ended March 31, 2003 present the results of operations of Sonic assuming the acquisition had occurred on April 1, 2002 and include all material pro forma adjustments necessary for this purpose. The unaudited pro forma condensed combined statements of operations of Sonic for the fiscal year ended March 31, 2003 combines the audited historical statements of operations for the fiscal year ended March 31, 2003 with the unaudited statements of InterActual for the year ended December 31, 2002. The unaudited proforma condensed combined statements of operations of Sonic for the nine months ended December 31, 2003 combines the unaudited condensed statements of operations of Sonic and InterActual for the nine months ended December 31, 2003. The pro forma adjustments are preliminary and based on management’s estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ materially from those presented in these pro forma financial statements.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Sonic and InterActual been combined during the specified periods. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements of Sonic and the financial statements of InterActual included herein, including the notes thereto. The accompanying unaudited pro forma condensed combined financial statements are presented in accordance with Article 11 of Regulation S-X.

SONIC SOLUTIONS

PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2003

(in thousands)

(UNAUDITED)

	Sonic Solutions	InterActual	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$38,930	635	(8,800	)(a)	30,765
Accounts receivable, net	8,943	615	0		9,558
Inventory, net	344	0	0		344
Prepaid expenses and other current assets	1,028	67	0		1,095

Total current assets	49,245	1,317	(8,800)		41,762
Fixed assets, net	3,043	358	0		3,401
Purchased and internally developed software costs, net	978	0	0		978
Goodwill	6,715	0	8,368	(a)	15,083
Acquired intangibles	943	0	2,130	(a)	3,073
Other assets	1,432	0	0		1,432

Total assets	$62,356	1,675	1,698		65,729

Liabilities And Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,444	961	0		2,405
Accrued liabilities	5,954	408	1,075	(a)	7,437
Affiliates payable	0	163	0		163
Settlement note payable	0	325	0		325
Deferred revenue and deposits	4,493	2,208	(2,084	)(a)	4,617
Current portion of capital lease obligations	0	62	0		62

Total current liabilities	11,891	4,127	(1,009)		15,009
Settlement note payable, less current portion	0	175	0		175
Capital lease obligations, less current portion	0	80	0		80

Total liabilities	11,891	4,382	(1,009)		15,264
Commitments and contingencies
Shareholders’ Equity (Deficit)
Convertible preferred stock	0	5,244	(5,244	)(b)	0
Common stock	70,056	336	(336	)(c)	70,056
Accumulated deficit	(19,591)	(8,287)	8,287	(d)	(19,591)

Total shareholders’ equity (deficit)	$50,465	(2,707)	2,707		50,465

Total liabilities and shareholders’ equity	$62,356	1,675	1,698		65,729

See accompanying notes to unaudited pro forma condensed combined financial statements.

SONIC SOLUTIONS

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended December 31, 2003

(in thousands, except per share amounts)

(UNAUDITED)

	Sonic Solutions	InterActual	Pro Forma Adjustments		Pro Forma
Net revenue	$39,551	2,713			42,264
Cost of revenue	5,135	127	244	(e)	5,506

Gross profit	34,416	2,586	(244)		36,758

Operating expenses:
Marketing and sales	9,286	1,324			10,610
Research and development	14,007	716	52	(e)	14,775
General and administrative	3,203	600			3,803
Litigation settlement	0	697			697

Total operating expenses	26,496	3,337	52		29,885

Operating income (loss)	7,920	(751)	(296)		6,873
Other income (expense), net	102	79	0		181

Income (loss) before income taxes	8,022	(672)	(296)		7,054
Provision (benefit) for income taxes	1,274	1	0		1,275

Net income (loss)	6,748	(673)	(296)		5,779
Net income (loss) applicable to common shareholders	$6,748	(673)	(296)		5,779

Net income (loss) per share applicable to common shareholders
Basic	$0.34	(0.06)			$0.29

Diluted	$0.29	(0.06)			$0.25

Shares used in computing per share net income (loss) per share
Basic	20,023	11,155	(11,155	)(f)	20,023

Diluted	23,277	11,155	(11,155	)(f)	23,277

See accompanying notes to unaudited pro forma condensed combined financial statements

SONIC SOLUTIONS

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2003

(in thousands, except per share amounts)

(UNAUDITED)

	Sonic Solutions(1)	InterActual(2)	Pro Forma Adjustments		Pro Forma
Net revenue	$32,718	1,989	0		34,707
Cost of revenue	7,447	128	325	(e)	7,900

Gross profit	25,271	1,861	(325)		26,807

Operating expenses:
Marketing and sales	8,762	1,554			10,316
Research and development	10,625	769	69	(e)	11,463
General and administrative	3,100	735			3,835

Total operating expenses	22,487	3,058	69		25,614

Operating income (loss)	2,784	(1,197)	(394)		1,193
Other income (expense), net	(47)	739	0		692
Income (loss) before income taxes	2,737	(458)	(394)		1,885
Provision (benefit) for income taxes	200	1	0		201

Net income (loss)	2,537	(459)	(394)		1,684

Dividends paid to preferred shareholders	92	0	0		92

Net income (loss) applicable to common shareholders	$2,445	(459)	(394)		1,592

Net income (loss) per share applicable to common shareholders
Basic	$0.15	(0.04)			$0.10

Diluted	$0.13	(0.04)			$0.08

Shares used in computing per share net income (loss) per share
Basic	16,391	10,619	(10,619	)(f)	16,391

Diluted	19,311	10,619	(10,619	)(f)	19,311

(1)	For the year ended March 31, 2003.
(2)	For the year ended December 31, 2002.

See accompanying notes to unaudited pro forma condensed combined financial statements.

SONIC SOLUTIONS

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

On February 13, 2004, Sonic completed the acquisition of InterActual for a total purchase price of $8.8 million in cash. The acquisition was accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic with and into InterActual, with InterActual surviving the merger as a wholly-owned subsidiary of Sonic. Sonic estimates transaction costs will be $1,075,000 for a total purchase price of approximately $9,875,000. The transaction will be accounted for as a purchase.

The financial statements of InterActual for the three month period ended March 31, 2003 is not included in the proforma statements of operations included herein. Summarizing operating information about the excluded quarter is as follows (in thousands):

Revenues	$694

Expenses	768

Net loss	$(74)

NOTE 2. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of December 31, 2003 gives effect to the acquisition as if it had occurred on December 31, 2003.

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(a)	To record applicable purchase accounting entries. Under purchase accounting, the purchase price will be allocated to assets and liabilities assumed based on their relative fair values with the excess recorded as goodwill. The amount and components of the purchase price along with the allocation of the purchase price are as follows (in thousands):

Purchase price paid as:
Cash paid	$8,800
Estimated transaction costs	1,075

Total purchase price	$9,875

Allocated to:
Historical value of InterActual’s assets and liabilities	$(2,707)
Goodwill	8,368
Deferred revenue	2,084
Core/developed technology	1,010
Customer contracts and related relationships	940
Trademarks and tradenames	180

Net assets acquired	$9,875

(b)	To eliminate the preferred stock of InterActual.
(c)	To eliminate the common stock of InterActual.
(d)	To eliminate the accumulated deficit of InterActual.

NOTE 3. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on April 1, 2002.

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations:

(e)	Adjustment to record the amortization of intangibles and depreciation of fixed assets. The intangibles and fixed assets are being amortized on a straight-line basis. The core developed technology is being amortized over five (5) years, the customer contracts and related relationships is being amortized over fifteen (15) years, and the trademark and tradenames is being amortized over three (3) years. Fixed assets are being depreciated over two (2) years. Amortization expense was $325,000 and $244,000 for the year ended March 31, 2003 and the nine month period ended December 31, 2003, respectively and is included in cost of revenue. Depreciation expense was $69,000 and $52,000 for the fiscal year ended March 31, 2003 and the nine month period ended December 31, 2003, respectively and is included in research and development expense.

(f)	Adjustment to reflect the elimination of the common stock of InterActual.